Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 17, 2016, relating to the combined and consolidated financial statements and financial statement schedule of Invitation Homes appearing in Amendment No. 2 to the Registration Statement (No. 333-215452) on Form S-11 of Invitation Homes Inc.

/s/ Deloitte & Touche LLP

Dallas, Texas

January 31, 2017